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        MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES
                       TWO WORLD TRADE CENTER
                      NEW YORK, NEW YORK 10048


                          __________, 1999



To Morgan Stanley Dean Witter Advisors Inc.:

     The Investment Management Agreement between you and this Fund (the "Agreement") provides that in the event the Fund establishes additional Portfolios with respect to which it desires to retain you to render investment advisory services under the Agreement, it shall notify you in writing, and further provides that if you are willing to render such services, you shall notify the Fund in writing, whereupon such Portfolios shall become Portfolios under the Agreement.

     The Fund hereby informs you that it has established two additional Portfolios, designated as the AGGRESSIVE EQUITY PORTFOLIO and the SHORT-TERM BOND PORTFOLIO, and that it desires to retain you to render investment advisory services to those Portfolios under the Agreement, for which the Fund shall pay you monthly compensation determined by applying the annual rate of 0.75% to the net assets of the AGGRESSIVE EQUITY PORTFOLIO and 0.45% to the net assets of the SHORT-TERM BOND PORTFOLIO, in each case determined as of the close of each business day.


                                   Very truly yours,

                                   MORGAN STANLEY DEAN WITTER
                                   VARIABLE INVESTMENT SERIES

                                   by:
                                      --------------------------

Morgan Stanley Dean Witter Advisors Inc. hereby notifies Morgan Stanley Dean Witter Variable Investment Series of its willingness to render investment advisory services to the AGGRESSIVE EQUITY PORTFOLIO and the SHORT-TERM BOND PORTFOLIO under the Agreement, with the fees as specified above.

                                   MORGAN STANLEY DEAN WITTER
                                   ADVISORS INC.

                                   by:
                                      --------------------------




vis/letters/investment management for new portfolios 2-99